                                                                    EXHIBIT 10.2


                                 PURCHASE AGREEMENT


     THIS PURCHASE AGREEMENT (this "Agreement") is made and entered into on December 29, 1998, by and among Life Reassurance Corporation of America, a Connecticut corporation ("Buyer"), Eureko B.V., a company organized under the laws of the Netherlands ("Eureko") and Seaboard Life Insurance Company (USA), an Indiana insurance corporation ("Seller").


                                 RECITALS:

     WHEREAS, Seller is engaged in, among other things, the business of underwriting, issuing and administering certain life insurance and annuity products, as more particularly described in Exhibit A hereto (the "Business");
                                            ---------

     WHEREAS, Seller desires to cede to Buyer, and Buyer desires to reinsure from Seller, all of Seller's rights, liabilities and obligations in respect of the life insurance products and annuity products constituting the Business effective as of the Effective Date;

     WHEREAS, the parties hereto desire that Buyer assume and provide all support and administrative services relating to the Business effective as of the Effective Date; and

     WHEREAS, each of Buyer, Eureko and Seller desire to make certain representations, warranties and agreements in connection with the transactions contemplated by this Agreement (the "Transactions") and also desire to set forth various conditions precedent thereto.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                  ARTICLE I
                               THE TRANSACTIONS
                               ----------------

     SECTION 1.1. Reinsurance and Administration. Concurrently with the
                  ------------------------------
execution of this Agreement, (i) Buyer and Seller are executing and delivering an indemnity reinsurance agreement (the "Indemnity Reinsurance Agreement"), and
(ii) Buyer, Seller and Seaboard Life Insurance Company ("SLIC-Canada") are executing and delivering an administrative services agreement (the "Administrative Services Agreement").

     SECTION 1.2. Consideration for the Transaction. The aggregate consideration
                  ---------------------------------
payable by Buyer in respect of the Transactions shall be a cash ceding commission equal to $8.32 million (the "Purchase Price").

     SECTION 1.3. Closing.
                  -------

          (a) "Closing" means the closing of the Transactions. "Effective Date" means July 1, 1998. "Closing Date" means (i) the first day of the month immediately following the month in which the last of the conditions to closing set forth in this Agreement is satisfied or waived in writing, if the last of such conditions was so satisfied or waived on or prior to the 15th day of such prior month or (ii) the first day of the second month immediately following the month in which the last of such conditions is so satisfied or waived, if the last of such conditions was so satisfied or waived after the 15th day of such prior month; provided, however, that if such date is not a Business Day, the
             --------  -------
Closing Date shall be the immediately succeeding Business Day, and provided further, that the Closing may occur on such other day as the parties may agree to in writing. "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in Indiana are permitted or obligated by law to be closed.

          (b) The Closing will take place at the offices of Sutherland, Asbill & Brennan LLP, 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004, at 10:00 a.m., Eastern Time on the Closing Date or such other time or place as the parties may mutually agree (the "Closing Date").

          (c) At the Closing, Buyer shall (i) pay the Purchase Price to Seller, together with interest thereon from and including July 1, 1998, to but excluding the Closing Date at a rate of 7 percent per annum, by wire transfer of immediately available funds to such accounts as Seller shall specify to Buyer; and (ii) deliver to Seller such documents and instruments as are required to be delivered by Buyer under the terms of this Agreement (including without limitation the documents required to be executed and delivered by Buyer pursuant to Section 6.2, the "Buyer Documents").

          (d) At the Closing, Seller shall deliver to Buyer such documents and instruments as are required to be delivered by Seller under the terms of this Agreement (including without limitation the documents required to be executed and delivered by Seller pursuant to Section 6.1, the "Seller Documents").


                                  ARTICLE II
             REPRESENTATIONS AND WARRANTIES  OF EUREKO AND SELLER
             ----------------------------------------------------

     Eureko and Seller make the following representations and warranties to
Buyer:

     SECTION 2.1. Organization and Good Standing.  Seller is a corporation duly
                  ------------------------------
organized, validly existing and in good standing under the Laws (as defined below) of Indiana. Seller has all requisite corporate power and authority to own, lease or otherwise hold its assets and to conduct the Business as presently conducted. Seller is duly qualified as a foreign corporation and is in good standing in each jurisdiction which its ownership, lease or use of assets or property or conduct of business makes such qualification necessary, except where the failure to be so qualified does not have and cannot reasonably be expected to have a Material Adverse Effect (as defined below). Eureko is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation (to the extent that the concept of good standing has legal significance in such jurisdiction) and has all corporate powers required to carry on its business as now conducted. As used in this Agreement, the term "Laws" shall mean all domestic or foreign federal, state, local statutes, laws, ordinances or regulations. As used in this Agreement, the term "Material Adverse Effect" shall mean a material adverse effect on (i) the Business, (ii) the validity or enforceability of this Agreement, or (iii) on Eureko's or Seller's ability to perform its obligations under this Agreement.

     SECTION 2.2. Authorization of Agreement; Binding Obligation.  Each of
                  ----------------------------------------------
Eureko and Seller has all requisite corporate power and authority to execute and deliver this Agreement and the Seller Documents and to perform its respective obligations hereunder and thereunder. The execution and delivery by Eureko and Seller of this Agreement and the Seller Documents and the performance by Eureko and Seller of their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate and stockholder action on the part of Eureko and Seller. This Agreement has been (and the Seller Documents will be) duly executed and delivered by duly authorized officers of Eureko and Seller and, assuming the due execution and delivery of this Agreement and the Seller Documents by the other parties hereto and thereto, constitutes (and each of the Seller Documents will constitute) valid and binding obligations of Eureko and Seller enforceable against Eureko and Seller in accordance with their respective terms, except to the extent enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 2.3. No Conflicts. The execution and delivery of this Agreement and
                  ------------
the Seller Documents by Eureko and Seller do not, and the performance by Eureko and Seller of their respective obligations hereunder and thereunder will not,
(a) conflict with the articles or certificate of incorporation or by-laws of Eureko or Seller, (b) conflict with, result in any violation of, constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration under, any contract, permit, order, judgment or decree to which Eureko or Seller is a party other than those that individually or in the aggregate with other such conflicts, violations, defaults, and rights of termination, cancellation, and acceleration, do not have and cannot reasonably be expected to have a Material Adverse Effect,
(c) subject to obtaining the approvals and making the filings described on
Schedule 2.3, constitute a violation of any Law applicable to Eureko or Seller other than those that, individually or in the aggregate with other such violations, do not have and cannot reasonably be expected to have a Material Adverse Effect, (d) require Eureko or Seller to obtain or make any consent, approval, order or authorization of, or registration, declaration or filing with, any domestic or foreign court, government, governmental agency, authority, entity or instrumentality (collectively, "Governmental Entity") or other person or entity, other than (i) as described on Schedule 2.3 and (ii) those which the failure to obtain, make, or give individually or in the aggregate with other such failures do not have and cannot reasonably be expected to have a Material Adverse Effect.

     SECTION 2.4. Licenses.
                  --------

          (a) Seller owns or holds all licenses, permits and authorizations required in connection with the conduct of the Business other than those that the failure to own or hold individually or in the aggregate with other such failures do not have and cannot reasonably be expected to have a Material Adverse Effect.

          (b) Seller has complied with the material terms and conditions of each license, permit and authorization required in connection with the conduct of the Business, and all such licenses, permits and authorizations are valid, binding and in full force and effect.

     SECTION 2.5. Reinsurance.  Set forth on Schedule 2.5 is a list of all
                  -----------
reinsurance agreements relating to all or any portion of the Business. Each such reinsurance agreement is in full force and effect and constitutes a legal, valid, and binding obligation of each party thereto. Seller has not received any written notice of termination or intention to terminate from any other party to such reinsurance agreements. Neither Seller nor, to the best knowledge of Seller, any other party to such reinsurance agreements is in violation or breach of or default under any such reinsurance agreements (or with or without notice or lapse of time or both, would be in violation or breach of or default under any such reinsurance agreements) other than those violations, breaches, or defaults that individually or in the aggregate with other such violations, breaches, or defaults do not have and cannot reasonably be expected to have a Material Adverse Effect.

     SECTION 2.6. Litigation.  Except as set forth on Schedule 2.6, there are no
                  ----------
actions, suits, investigations, arbitrations, or similar proceedings pending, or (to the knowledge of Eureko or Seller) threatened, against Eureko or Seller or any of their assets or properties, at law or in equity, in, before, or by any Governmental Entity other than actions, suits, investigations, arbitrations or proceedings that individually or in the aggregate with other such actions, suits, investigations, arbitrations or proceedings do not have and cannot reasonably be expected to have a Material Adverse Effect. There is no order, writ, judgment, injunction or decree outstanding against Eureko or Seller or any of their assets or properties other than orders, writs, judgments, injunctions or decrees that individually or in the aggregate with other such orders, writs, judgments, injunctions or decrees do not have and cannot reasonably be expected to have a Material Adverse Effect.

     SECTION 2.7. Compliance with Laws.  Seller is not in violation (or with or
                  --------------------
without notice or lapse of time or both, would be in violation) of any Law, order, writ, judgment, injunction or decree applicable to its Business, operations, affairs, assets or properties other than such violations which individually or in the aggregate with other such violations do not have and cannot reasonably be expected to have a Material Adverse Effect.

     SECTION 2.8. Seller Financial Statements.  Seller has previously delivered
                  ---------------------------
or made available to Buyer true and complete copies of the annual statements for Seller as of and for the years ended December 31, 1996 and 1997. Each such statement (i) was prepared in all material respects in accordance with the accounting practices required or permitted by the insurance regulatory authority in the applicable state, consistently applied throughout the specified period and in the comparable period in the immediately preceding year and (ii) presents fairly in all material respects the financial position of Seller as of the respective dates thereof and the related summary of operations and changes in capital and surplus and in cash flows of Seller for and during the respective periods covered thereby (subject, in the case of the quarterly statements, to normal year-end adjustments).

     SECTION 2.9. Material Changes.  Except as disclosed in Schedule 2.9, since
                  ----------------
December 31, 1997:

          (a) there has not been, occurred, or arisen any change, event (including without limitation any damage, destruction, or loss, whether or not covered by insurance), condition, circumstance, or development of any character other than those that individually or in the aggregate with other such changes, events, conditions, circumstances, and developments do not have and cannot reasonably be expected to have a Material Adverse Effect; and

          (b) Seller has conducted the Business solely in the ordinary course of business and consistent with past practice.

     SECTION 2.10. Brokers' Fees and Commissions. Except for Merrill Lynch (all
                   -----------------------------
of the fees, expenses, and other liabilities of which will be paid by Eureko or SLIC-Canada), neither Seller nor any of its directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the Transactions.


                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer makes the following representations and warranties to Eureko and
Seller:

     SECTION 3.1. Organization and Qualification.  Buyer is a corporation duly
                  ------------------------------
organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted. Buyer is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification, except where the failure to be so qualified or licensed does not have and cannot reasonably be expected to have a Buyer Material Adverse Effect (as defined below). As used in this Agreement, the term "Buyer Material Adverse Effect" shall mean a material adverse effect on (i) the validity or enforceability of this Agreement or (ii) on Buyer's ability to perform its obligations under this Agreement.

     SECTION 3.2. Authorization of Agreement; Binding Obligation.  Buyer has all
                  ----------------------------------------------
requisite corporate power and authority to execute and deliver this Agreement and the Buyer Documents and to perform its obligations hereunder and thereunder. The execution and delivery by Buyer of this Agreement and the Buyer Documents and the performance by it of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been (and the Buyer Documents will be) duly executed and delivered by Buyer and, assuming the due execution and delivery of this Agreement and the Buyer Documents by the other parties hereto and thereto, constitutes (and each of the Buyer Documents will constitute) valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, except to the extent enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     SECTION 3.3. No Conflicts.  The execution and delivery of this Agreement
                  ------------
and the Buyer Documents by Buyer do not, and the performance by Buyer of its obligations hereunder and thereunder will not, (a) conflict with the articles or certificate of incorporation or by-laws of Buyer, (b) conflict with, result in any violation of, constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration under, any contract, permit, order, judgment or decree to which Buyer is a party other than those which individually or in the aggregate with other such conflicts, violations, defaults, and rights of termination, cancellation, and acceleration do not have and cannot reasonably be expected to have a Buyer Material Adverse Effect, (c) subject to obtaining the approvals described on Schedule 3.3, constitute a violation of any Law applicable to Buyer, other than violations which individually or in the aggregate with other such violations do not have and cannot reasonably be expected to have a Buyer Material Adverse Effect, (d) require Buyer to obtain or make any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other person or entity, other than (i) as described on Schedule 3.3 and (ii) those which the failure to obtain, make, or give individually or in the aggregate with other such failures do not have and cannot reasonably be expected to have a Buyer Material Adverse Effect.

     SECTION 3.4. Licenses.
                  --------

          (a) Buyer owns or holds all licenses, permits and authorizations required in order to perform its obligations under this Agreement and the Buyer Documents other than those that the failure to own or hold individually or in the aggregate with other such failures do not have and cannot reasonably be expected to have a Buyer Material Adverse Effect.

          (b) Buyer has complied with the material terms and conditions of each license, permit and authorization required in order to perform its obligations under this Agreement and the Buyer Documents, and all such licenses, permits and authorizations are valid, binding and in full force and effect.

     SECTION 3.5. Brokers' Fees and Commissions.  Neither Buyer nor any of its
                  -----------------------------
directors, officers, employees or agents has employed any investment banker, broker or finder in connection with the Transactions.

     SECTION 3.6. Litigation.  There are no actions, suits, investigations,
                  ----------
arbitrations, or similar proceedings pending, or (to the knowledge of Buyer) threatened, against Buyer or any of its assets or properties, at law or in equity, in, before, or by any Governmental Entity other than actions, suits, investigations, arbitrations, or proceedings that individually or in the aggregate with other such actions, suits, investigations, arbitrations, and proceedings do not have and cannot reasonably be expected to have a Buyer Material Adverse Effect. There is no order, writ, judgment, injunction or decree outstanding against Buyer or any of its assets or properties other than orders, writs, judgments, injunctions or decrees that individually or in the aggregate with other such orders, writs, judgments, injunctions or decrees do not have and cannot reasonably be expected to have a Buyer Material Adverse Effect.

     SECTION 3.7. Compliance with Laws.  Buyer is not in violation (or with or
                  --------------------
without notice or lapse of time or both, would be in violation) of any Law, order, writ, judgment, injunction or decree applicable to its business, operations, affairs, assets or properties other than such violations which individually or in the aggregate with other such violations do not have and cannot reasonably be expected to have a Buyer Material Adverse Effect.


                                  ARTICLE IV
                                   COVENANTS
                                   ---------

     Each of the parties hereto covenants and agrees that it shall comply with all covenants and provisions of this Article IV applicable to it, except to the extent (i) Buyer may otherwise consent in writing, (ii) otherwise required by applicable Law, or (iii) otherwise required or permitted by this Agreement.

     SECTION 4.1. Access to Information.  Prior to the Closing, Seller will
                  ---------------------
provide to the officers, employees, attorneys, accountants and other representatives of Buyer full access during normal business hours to the employees, agents, facilities and books and records of such entity reasonably related to this Agreement and the Transactions. Buyer will be permitted to make copies of such books and records at Buyer's sole expense as may be reasonably necessary in connection therewith.

     SECTION 4.2. Conduct of Business.  Except as otherwise provided by this
                  -------------------
Agreement and except as set forth in Schedule 4.2, during the period from the date of this Agreement and continuing until the Closing Date:

          (a) Seller shall carry on the Business in the usual, regular and ordinary course as presently conducted and consistent with past practice; and

          (b) Seller shall use all commercially reasonable efforts to (i) maintain in full force and effect all licenses, permits and authorizations necessary to conduct the Business, (ii) keep available the services of the present employees of the Business, and (iii) maintain the goodwill associated with the Business, including but not limited to preserving the relationships with policyholders, agents, suppliers and others having business dealings with Seller.

     SECTION 4.3. Consents.  Each party hereto will (a) use all commercially
                  --------
reasonable efforts to obtain before Closing all consents, approvals, orders and authorizations of (and prepare and submit all filings and notifications to) every Governmental Entity and other person or entity necessary for such party to perform its obligations hereunder, and (b) cooperate with the other parties hereto in obtaining before Closing all consents, approvals, orders and authorizations of (and preparing and submitting all filings and notifications to) every Governmental Entity and other person or entity necessary for such other parties to perform their obligations hereunder.

     SECTION 4.4. Public Announcements.  At all times prior to the Closing Date,
                  --------------------
Buyer and Seller will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld) upon the content and timing of any press release with respect to the Transactions and shall not issue any such press release prior to such consultation and agreement, except as may be required by applicable Law; provided, however, that, if possible, Buyer and
                               --------  -------
Seller will give prior notice to the other party as promptly as practicable under the circumstances of the content and timing of any such press release required by applicable Law.

     SECTION 4.5. Disclosure Supplements. From time to time prior to the
                  ----------------------
Closing, each of the parties hereto will supplement or amend the schedules delivered in connection herewith with respect to any matter which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in any such schedule or which is necessary to correct any information in such schedule which has been rendered inaccurate thereby. If the Closing occurs, Buyer waives any right or claim it may otherwise have or have had on account of any matter so disclosed in such supplement or amendment.

     SECTION 4.6. Financial Statements.  As promptly as practicable until the
                  --------------------
Closing Date, Seller shall deliver to Buyer true and complete copies of each quarterly statement filed by Seller with its state of domicile for calendar quarters ended after December 31, 1997. Each such statement will be prepared in all material respects in accordance with the accounting practices required or permitted by the insurance regulatory authority in Indiana, consistently applied throughout the specified period and in the comparable period in the immediately preceding year.

     SECTION 4.7. Administration.  From and after the Closing Date, the Business
                  --------------
will be administered pursuant to and in accordance with the terms of the Administrative Services Agreement.

     SECTION 4.8. Reinsurance. Prior to the Closing Date, Seller shall use its
                  -----------
commercially reasonable efforts to obtain any endorsements from the reinsurers under all reinsurance agreements relating to the Business (other than the Indemnity Reinsurance Agreement) to ensure that Buyer is entitled to enforce such reinsurance agreements against the reinsurer in its own name; provided,
                                                                   --------
however, that Seller shall be under no obligation to make payments or incur
-------
other liabilities to any person in connection with such endorsements. If Seller is unable to obtain such endorsements notwithstanding such efforts, Seller shall place Buyer in the same net economic position as if such endorsements had been obtained (by continuing to use commercially reasonable efforts to enforce its rights under such reinsurance agreements and ensuring that all benefits thereunder received, directly or indirectly, by the Seller flow to Buyer).

     SECTION 4.9. Disclosure.   Buyer and Seller shall (i) draft disclosure
                  ----------
materials describing the Transactions to be distributed to policyholders and contractholders of Seller in accordance with applicable Law and (ii) ensure that such materials are finalized by the Closing Date. As promptly as practicable after the Closing Date (but in no event more than 10 Business Days thereafter), Buyer shall distribute such materials by first class U.S. mail to all holders of insurance policies and annuity contracts constituting the Business.

                                      ARTICLE V
                                 CONDITIONS TO CLOSING
                                 ---------------------

     SECTION 5.1. Conditions Precedent to Obligations of Buyer.  The obligations
                  --------------------------------------------
of Buyer under this Agreement to consummate the Transactions will be subject to the satisfaction, at or prior to Closing, of all of the following conditions, any one or more of which may be waived in whole or in part at the option of
Buyer:

     (a) Representations, Warranties and Covenants.
         -----------------------------------------

         (i) All representations and warranties of Seller made in this Agreement or in any Exhibit, Schedule, certificate or document delivered pursuant to this Agreement shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and complete as of such earlier time).

         (ii) All of the terms, covenants and conditions to be complied with and performed by Seller on or prior to the Closing Date shall have been complied with or performed in all material respects.

         (iii) Buyer shall have received a certificate, dated as of the Closing Date, executed by Seller, certifying that the conditions specified in Sections 5.1(a)(i) and (ii) have been satisfied.

     (b) Closing Documents.  Seller shall have executed and delivered the Seller
         -----------------
Documents.

     (c) No Injunction.  There shall not be in effect on the Closing Date any
         -------------
writ, judgment, injunction, decree, or similar order of any court or governmental or regulatory authority restraining, enjoining, or otherwise preventing consummation of any of the Transactions in accordance with the terms of this Agreement.

     (d) Consents.  The consents, approvals, orders, authorizations, filings,
         --------
and notifications described on Schedules 2.3 and 3.3 shall have been obtained or made.

     SECTION 5.2. Conditions Precedent to Obligations of Seller.  The
                  ---------------------------------------------
obligations of Seller under this Agreement to consummate the Transactions will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of Seller:

     (a) Representations, Warranties and Covenants.
         -----------------------------------------

         (i) All representations and warranties of Buyer made in this Agreement or in any Exhibit, Schedule, certificate or document delivered pursuant to this Agreement shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date (except to the extent that they expressly relate only to an earlier time, in which case they shall have been true and complete as of such earlier time).

         (ii) All of the terms, covenants and conditions to be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with or performed in all material respects.

         (iii) Seller shall have received a certificate, dated as of the Closing Date, executed by Buyer, certifying that the conditions specified in Sections 5.2(a)(i) and (ii) have been satisfied.

     (b) Closing Documents.  Buyer shall have executed and delivered the Buyer
         -----------------
Documents.

     (c) No Injunction.  There shall not be in effect on the Closing Date any
         -------------
writ, judgment, injunction, decree, or similar order of any court or governmental or regulatory authority restraining, enjoining, or otherwise preventing consummation of any of the Transactions in accordance with the terms of this Agreement.

     (d) Consents.  The consents, approvals, orders, authorizations, filings,
         --------
and notifications described on Schedules 2.3 and 3.3 shall have been obtained or made.

                                  ARTICLE VI
                   DOCUMENTS TO BE DELIVERED AT THE CLOSING
                   ----------------------------------------

     SECTION 6.1. Documents to be Delivered by Seller.  At the Closing, Seller
                  -----------------------------------
shall deliver to Buyer the following:

         (a) Certified Resolutions.  Certified resolutions of the Boards of
             ---------------------
Directors of Seller approving the execution and delivery of this Agreement and each of the other documents delivered by Seller pursuant hereto and authorizing the consummation of the Transactions.

         (b) Officer's Certificate.  The certificate, dated the Closing Date,
             ---------------------
duly executed by Seller as required by Section 5.1(a)(iii).

         (c) Evidence of Approvals.  Evidence of receipt of the consents and
             ---------------------
approvals described on Schedule 2.3.

     SECTION 6.2. Documents to be Delivered by Buyer.  At the Closing, Buyer
                  ----------------------------------
shall deliver to Seller the following:

         (a) Purchase Price.  Evidence of a wire transfer in the amount of the
             --------------
Purchase Price in accordance with Section 1.2.

         (b) Certified Resolutions. Certified resolutions of the Board of
             ---------------------
Directors of Buyer approving the execution and delivery of this Agreement and each of the other documents delivered by Buyer pursuant hereto and authorizing the consummation of the Transactions.

         (c) Officer's Certificate. The certificate, dated the Closing Date,
             ---------------------
duly executed by Buyer as required by Section 5.2(a)(iii).

         (d) Evidence of Approvals.  Evidence of receipt of the consents and
             ---------------------
approvals described on Schedule 3.3.


                                  ARTICLE VII
                          TERMINATION AND ABANDONMENT
                          ---------------------------

     SECTION 7.1. Termination.  This Agreement may be terminated and the
                  -----------
Transactions may be abandoned at any time prior to the Closing:

         (a) by mutual consent of Seller and Buyer; or

         (b) by Seller or Buyer:

              (i) if a court of competent jurisdiction or any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order, decree, ruling or other action shall have become final and nonappealable; or

               (ii) if the Closing shall not have occurred on or before April 30, 1999; provided, however, that the right to terminate this
                   --------  -------
         Agreement shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

     SECTION 7.2.  Procedure and Effect of Termination.  In the event of
                   -----------------------------------
termination and abandonment of the Transactions pursuant to Section 7.1, written notice thereof shall be given to the other parties to this Agreement and this Agreement shall terminate and the Transactions shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

         (a) Upon request therefor, each party will redeliver all documents, work papers and other material of any other party relating to the Transactions, whether obtained before or after the execution hereof, to the party furnishing the same; and

         (b) No party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (i) that the provision of this Section 7.2 and Sections 10.4 and 10.13 shall remain in full force and effect, and (ii) no party waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                                 ARTICLE VIII
                            SURVIVAL OF PROVISIONS
                            ----------------------

     SECTION 8.1.  Survival.  (a) The representations and warranties required to
                   --------
be made by Seller and Buyer in this Agreement or in any certificate delivered pursuant hereto will expire on the first anniversary of the Closing Date, except that (i) the representations and warranties of Seller set forth in Section 2.10 hereof will survive until 30 days after the expiration of all statutes of limitation applicable to such Section and (ii) the representations and warranties of Buyer set forth in Section 3.5 hereof will survive until 30 days after the expiration of all statutes of limitation applicable to such Section. Notwithstanding the foregoing, any representation or warranty shall survive the time it would otherwise terminate pursuant to this Section to the extent that notice of a breach thereof giving rise to a right of indemnification shall have been given by a party hereto prior to the expiration of the relevant survival period in accordance with Article IX below.

         (b) Eureko's obligation to indemnify Buyer against Company Extra Contractual Obligations (as defined in the Indemnity Reinsurance Agreement) shall terminate and expire on the second anniversary of the Closing Date, other than such claims for which a notice of claim has been given by Buyer to Eureko prior to such expiration date.


                                  ARTICLE IX
                                INDEMNIFICATION
                                ---------------

     SECTION 9.1.  Indemnification by Eureko.  Subject to the provisions of
                   -------------------------
Sections 8.1, 9.3, and 9.4 hereof, Eureko shall indemnify and hold harmless Buyer for any and all monetary damages, charges, losses, deficiencies, liabilities, obligations, costs, fees, and expenses (including, without limitation, reasonable fees and disbursements of counsel incident to the enforcement of rights under Section 9.1 or 9.2 hereof) (collectively, "Damages") resulting from or relating to (i) any breach by Seller or Eureko of any representation, warranty, covenant, or agreement made by Seller or Eureko in this Agreement, the Indemnity Reinsurance Agreement or the Administrative Services Agreement, and (ii) any Company Extra Contractual Obligations (as defined in the Indemnity Reinsurance Agreement) arising from actions or omissions prior to the Closing Date.

     SECTION 9.2.  Indemnification by Buyer.  Subject to the provisions of
                   ------------------------
Sections 8.1, 9.3, and 9.4 hereof, Buyer shall indemnify and hold harmless Seller in respect of any and all Damages resulting from or relating to (i) any breach by Buyer of any representation, warranty, covenant, or agreement made by Buyer in this Agreement, the Indemnity Reinsurance Agreement or the Administrative Services Agreement, (ii) all Policy Liabilities (as defined in the Indemnity Reinsurance Agreement), (iii) any claims that constitute Reinsurer Extra Contractual Obligations (as defined in the Indemnity Reinsurance Agreement), and (iv) any claims that constitute Company Extra Contractual Obligations as to which Eureko's indemnification obligation has expired pursuant to Section 8.1(b) hereof.

     SECTION 9.3.  Limitations on Indemnification.
                   ------------------------------

         (a) No claim by any person for indemnification under this Article IX (an "Indemnitee") against any person (an "Indemnifying Party"), relating to a breach of a representation or warranty made in this Agreement may be made unless notice of such breach is given in accordance with this Article IX prior to the time the survival period for such representation or warranty expired.

         (b) If an Indemnitee recovers from any third party (including insurers) all or any part of any amount paid to it by an Indemnifying Party pursuant to Section 9.1 or 9.2 hereof, such Indemnitee will promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the full amount of the expenses incurred by it in procuring such recovery, including any taxes and net of any tax benefit resulting from such recovery and payment), but not in excess of any amount previously so paid by the Indemnifying Party.
If an Indemnitee recovers from any third party (including insurers) any amount as to which indemnification may be claimed pursuant to Section 9.1 or 9.2 hereof, such Indemnitee will have no right to claim indemnification for such amount from the Indemnifying Party.

         (c) The Indemnitee shall prosecute diligently and in good faith any claim for indemnification with any applicable third party (including insurers) prior to collecting any indemnification payment pursuant to Section 9.1 or 9.2 hereof.

         (d) Eureko shall be obligated to provide indemnification on account of
(i) any misrepresentation or breach of warranty referred to in Section 9.1 and
(ii) Company Extra Contractual Obligations only to the extent that the aggregate dollar amount of Damages with respect thereto exceeds $332,800.

         (e) The maximum aggregate liability of Eureko for indemnification for all Damages subject to indemnification under this Article IX including, without limitation, any amount paid pursuant to Section 9.3(d) shall be $2,912,000.

     SECTION 9.4.  Notice of Defense of Claims.  Promptly after receipt of
                   ---------------------------
notice of any claim or Damages for which an Indemnitee seeks indemnification under this Article, such Indemnitee shall give written notice thereof to the Indemnifying Party, but such notification shall not be a condition to indemnification hereunder except to the extent of actual prejudice to the Indemnifying Party. The notice shall state the information then available regarding the amount and nature of such claim or Damages and shall specify the provision or provisions of this Agreement under which the right to indemnification is asserted. If within 30 days after receiving such notice the Indemnifying Party gives written notice to the Indemnitee stating that it intends to defend against such claim or Damages at its own cost and expense, then defense of such matter, including selection of counsel (subject to the consent of the Indemnitee, which consent shall not be unreasonably withheld), shall be by the Indemnifying Party and the Indemnitee shall make no payment in respect of such claim or Damages as long as the

Indemnifying Party is conducting a good faith and diligent defense. Notwithstanding the foregoing, the Indemnitee shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding
         --------  -------
include both the Indemnifying Party and the Indemnitee and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expenses of one separate counsel for the Indemnitee shall be paid by the Indemnifying Party. If no such notice of intent to dispute and defend is given by the Indemnifying Party, or if such diligent good faith defense is not being or ceases to be conducted, the Indemnitee shall, at the expense of the Indemnifying Party, undertake the defense of such claim or Damages with counsel selected by the Indemnitee, and shall have the right to compromise or settle the same exercising reasonable business judgment with the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The Indemnitee shall make available all information and assistance that the Indemnifying Party may reasonably request and shall cooperate with the Indemnifying Party in such defense. Notwithstanding anything herein to the contrary, the Indemnifying Party shall have the right to settle all claims of third parties for which indemnification is payable hereunder without the consent of the Indemnitee so long as such settlement releases the Indemnitee from all liability for or in connection with such action and does not materially and adversely impair the ability of the Indemnitee to carry on its business and does not contain any admission of wrong doing on the part of the Indemnitee.


                                   ARTICLE X
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     SECTION 10.1.   Amendment and Modification.  This Agreement may be amended,
                     --------------------------
modified or supplemented by a written instrument signed by the parties hereto.

     SECTION 10.2.   Waiver of Compliance; Consents.  Any failure of Buyer, on
                     ------------------------------
the one hand, or of Seller on the other hand, to comply with any obligation, covenant, agreement or condition contained herein may be waived in writing by Seller or Buyer, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure.

     SECTION 10.3.   Validity.  The invalidity or unenforceability of any
                     --------
provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     SECTION 10.4.  Expenses and Obligations.  All costs and expenses incurred
                    ------------------------
in connection with the consummation of the Transactions by Buyer shall be paid by Buyer, and all costs and expenses incurred in connection with the consummation of the Transactions by Seller shall be paid by Seller. Buyer shall pay the cost of the filing fees in connection with the filings by any of the parties hereto under the HSR Act with respect to the Transactions.

     SECTION 10.5.  Notices.  Any notice or other communication given pursuant
                    -------
to this Agreement must be in writing and (a) delivered personally, (b) sent by facsimile or other similar facsimile transmission, (c) delivered by overnight express, or (d) sent by registered or certified mail, postage prepaid, as follows:

               If to Buyer, to:

               Life Re Corporation
               969 High Ridge Road, Stanford CT 06905
               Attention: W. Weldon Wilson
               Facsimile No.: (203)968-0920

               If to Eureko, to:

               Eureko, B.V.
               Entrada 111, P. O. Box 94215
               1090 GE Amsterdam
               The Netherlands
               Attention: Jeff Medlock
               Fax: 011-31-20-6903-481

               with a copy to:

               Sutherland, Asbill & Brennan LLP
               1275 Pennsylvania Avenue, N.W.
               Washington, D.C.  20004-2415
               Attention: David A. Massey, Esq.
               Facsimile No.: (202) 637-3593

               If to Seller, to:

               Seaboard Life Insurance Company (USA)
               525 South Meridian
               Indianapolis, Indiana  46225-1125
               Attention:  President
               Facsimile No.:  (317) 238-5611

               with a copy to:

               Sutherland, Asbill & Brennan LLP
               1275 Pennsylvania Avenue, N.W.
               Washington, D.C.  20004-2415
               Attention: David A. Massey, Esq.
               Facsimile No.: (202) 637-3593

All notices and other communications required or permitted under this Agreement that are addressed as provided in this Section will (A) if delivered personally or by overnight express, be deemed given upon delivery; (B) if delivered by facsimile or similar facsimile transmission, be deemed given when electronically confirmed; and (C) if sent by registered or certified mail, be deemed given when received. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

     SECTION 10.6. Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the Laws of the State of Indiana.

     SECTION 10.7. No Third Party Beneficiary.  The terms and provisions of this
                   --------------------------
Agreement are intended solely for the benefit of Eureko, Seller, Buyer, and their respective successors and permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

     SECTION 10.8. Counterparts.  This Agreement may be executed in two or more
                   ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     SECTION 10.9. Headings.  The article and section headings contained in this
                   --------
Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 10.10. Entire Agreement.  This Agreement (including the Exhibits
                    ----------------
and Schedules attached hereto), the Indemnity Reinsurance Agreement, and the Administrative Services Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement (including the Exhibits and Schedules attached hereto), the Indemnity Reinsurance Agreement, and the Administrative Services Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

     SECTION 10.11. Assignment.  Neither this Agreement nor any right or
                    ----------
obligation hereunder or part hereof may be assigned by any party hereto without the prior written consent of the other party hereto (and any attempt to do so will be void), except as otherwise specifically provided herein.

     SECTION 10.12. Jurisdiction and Venue.  The parties hereto agree that any
                    ----------------------
suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in the United States District Court for the Southern District of Indiana or any Indiana court sitting in Indiana. Each party waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

     SECTION 10.13. Confidentiality.  From and after the date hereof, Buyer
                    ---------------
shall refrain, and shall cause its officers, directors, employees, agents, auditors, counsel, affiliates and other representatives (collectively, "Representatives") to refrain, from directly or indirectly:


         (a) disclosing to any person or entity (other than Buyer's Representatives) the terms and conditions of this Agreement or any records, files, documents, data (including without limitation claims or loss data), or information concerning Seller or its affiliates that Buyer prepares, maintains, uses, or receives in connection with the transactions contemplated by this Agreement, unless (i) disclosure is compelled by any court or administrative agency or by other applicable requirements of law or (ii) such records, files, documents, data, or information can be shown to have been (x) generally available to the public other than as a result of a disclosure by Buyer or its Representatives or (y) available to Buyer on a non-confidential basis from a source other than Seller or its Representatives, provided that such source is not known by Buyer to be bound by a confidentiality agreement with, or other obligation of secrecy of, Seller or another party; or

         (b) using such records, files, documents, data or information for any purpose (including without limitation directly or indirectly competing with Seller or any affiliate thereof) except pursuant to this Agreement.

     Notwithstanding the foregoing, from and after the Closing Date, Buyer shall be entitled to use information concerning, derived from, or related to the Business for any lawful purpose in connection with the transaction of Buyer's business under the Indemnity Reinsurance Agreement, provided that Buyer shall comply with all Laws applicable to the use of such information (including, without limitation, Laws relating to the use of such information that would otherwise be applicable to Seller as the issuer of the insurance policies and annuity contracts constituting the Business).

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.

                              LIFE REASSURANCE CORPORATION
                              OF AMERICA

                              By:________________________________
                              Name:
                              Title:

                              EUREKO B.V.


                              By:________________________________
                              Name:
                              Title:

                              SEABOARD LIFE INSURANCE
                              COMPANY (USA)

                              By:________________________________
                              Name:
                              Title:

                                                                       Exhibit A

         Description of Life Insurance Policies and Annuity Contracts
         ------------------------------------------------------------

A. All individual life insurance policies and annuity contracts issued or assumed by Seller.

B. All group life insurance certificates acquired with California Casualty & Life Insurance Company which are in force under waiver of premium benefit provisions.

C. California Casualty & Life Insurance Company Pension Certificate A and B monthly payments.

                                                                    Schedule 2.3


                                 Governmental Approvals
                                 ----------------------

Approval of California Department of Insurance
Approval of Indiana Department of Insurance
Approval of Wisconsin Department of Insurance

                                                                    Schedule 2.5

                                 Reinsurance
                                 -----------

Policies issued by Seller:
-------------------------

Swiss Re Life & Health #A044-89 dated January 1, 1989
Swiss Re Life & Health #A057-90 dated November 1, 1989
Swiss Re Life & Health #AF111-91 dated February 1, 1991

Transamerica Occidental Life #6302-3 dated August 1, 1988
Transamerica Occidental Life #6302-4 dated January 1, 1991
Transamerica Occidental Life #6302-14 dated January 1, 1995

Munich American Reassurance Company #1488 dated May 1, 1997

Policies acquired with Enumclaw Life Insurance Company:
------------------------------------------------------

Connecticut General Life dated May 1, 1989

Transamerica Occidental Life dated August 1, 1973
Transamerica Occidental Life #2118-2 dated October 1, 1986
Transamerica Occidental Life #2118-3 dated March 1, 1988
Transamerica Occidental Life #2118-4 dated October 1, 1988
Transamerica Occidental Life #2118-5 dated January 1, 1989

Policies acquired with California Casualty & Life:
--------------------------------------------------

Lincoln National Life dated July 1, 1972
Lincoln National Life dated October 1, 1984
Lincoln National Life dated March 1, 1987

Transamerica Occidental Life #6302-15 dated November 1, 1967

Munich American Reassurance dated December 21, 1966

                                                                    Schedule 2.6

                                 Litigation
                                 ----------


None.

                                                                    Schedule 2.9

                                 Material Changes
                                 ----------------


Seller ceased accepting new individual life insurance policies and annuity contracts on October 1, 1998.

                                                                    Schedule 3.3


                                 Governmental Approvals
                                 ----------------------

                                 None.

                                                                    Schedule 4.2

                        Conduct of Business Exceptions
                        ------------------------------

The Seller shall not accept new individual life insurance policies or annuity contracts after the date of this Agreement.